UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2017, Identiv, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of 21 April Fund, Ltd. and 21 April Fund, L.P. (each a “Purchaser” and collectively, the “Purchasers”) pursuant to which the Company, in a private placement, agreed to issue and sell to the Purchasers an aggregate of up to 5,000,000 shares of the Company’s Series B Non-Voting Convertible Preferred Stock (the “Preferred Stock”), $0.001 par value per share (collectively referred to as the “Shares”), for an aggregate purchase price of up to $20,000,000 (the “Private Placement”). The Purchasers agreed to invest $12,000,000 to purchase an aggregate of 3,000,000 Shares at a price of $4.00 per share in cash at the initial closing of the Private Placement and, at the sole option of the Company, an additional $8,000,000 to purchase 2,000,000 Shares at a price of $4.00 per share in cash at a second closing of the Private Placement, if any. The Purchase Agreement provides that, to the extent that the Company elects to initiate such second closing, it must do so within 12 months of the initial closing and at a time when no material adverse change in respect of the Company has occurred. The Purchase Agreement also provides for customary representations, warranties and covenants among the parties. Among other things, the Purchase Agreement requires that the Company (i) file prior to the initial closing a certificate of designation providing for the rights, preferences and privileges of the Shares with the Secretary of State of the State of Delaware (the “Certificate of Designation”) and (ii) enter into a Stockholder Agreement (as defined below) with the Purchasers providing for certain contractual arrangements among the parties. The proceeds from the issuance of the Shares are required to be used to pay off existing debt obligations of the Company and to fund future acquisitions of technology, business and other assets by the Company.

The Certificate of Designation authorizes 5,000,000 Shares and provides for the rights, preferences and privileges of such Shares. Each Share is entitled to an annual dividend of 5% for the first six years following the issuance of such Share and 3% for each year thereafter, with the Company retaining the option to settle each year’s dividend after the tenth year in cash. The dividends accrue and are payable in kind upon such time as the Shares convert into the Company’s common stock, par value $0.001 per share (the “Common Stock”). Each share of Preferred Stock is convertible at the option of the holder thereof into the Common Stock: (i) following the sixth (6th) anniversary of the initial closing of the Private Placement or (ii) if earlier, during the thirty (30) day period following the last trading day of any period of three (3) or more consecutive trading days that the closing market price of the Common Stock exceeds $10.00. Each Share is convertible into such number of shares of the Common Stock determined by taking the accreted value of such Share (purchase price plus accrued but unpaid dividends) and dividing such value by the stated value of such Share ($4.00 per share, subject to adjustment for dilutive issuances, stock splits, stock dividends and the like) (the “Stated Value”); provided, however, that the Company shall not convert any Shares if doing so would cause the holder thereof, along with its affiliates, to beneficially own in excess of 19.9% of the outstanding Common Stock immediately after giving effect to the applicable conversion (the “Ownership Limitation”), unless waiver of this restriction has been effected by the holder requesting conversion of Shares. In general, the Shares are not entitled to vote except in certain limited cases, including on change of control transactions where the expected price per share distributable to the Company’s shareholders is expected to be less than $4.00 per share. The Certificate of Designation further provides that in the event of, among other things, any change of control, liquidation or dissolution of the Company, the holders of the Preferred Stock will be entitled to receive, on a pari passu basis with the holders of the Common Stock, the same amount and form of consideration that the holders of the Company’s common stock receive (on an as-if-converted-to-common-stock basis and without regard to the Ownership Limitation).

In connection with the Private Placement, the Company entered into a Stockholder Agreement with the Purchasers, dated as of December 21, 2017 (the “Stockholder Agreement”), pursuant to which the Purchasers have agreed, for a period of 36 months from the initial closing of the Private Placement, to refrain from taking certain actions without the consent of the Company’s Board of Directors, including engaging in any solicitation of proxies or consents with respect to any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities and other similar activities (the “Standstill Provisions”). The Stockholder Agreement also provides that the Company must file one or more registration statements with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock underlying the Preferred Stock sold in the Private Placement and any Common Stock issued or issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. The Company has agreed to file the registration statements within 120 days of the initial closing of the Private Placement. The Stockholder Agreement includes customary indemnification rights in connection with the registration statements. In addition, the Purchasers have agreed to certain transfer restrictions on the Shares for the duration of the Standstill Period (as defined in the Stockholder Agreement).

The foregoing summary descriptions of the Purchase Agreement, the Certificate of Designation and the Stockholder Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Certificate of Designation and the Stockholder Agreement, which are attached as Exhibits 10.1, 3.1 and 10.2 hereto, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Stockholder Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Stockholder Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Stockholder Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Stockholder Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company has agreed to sell the shares of Preferred Stock to be issued in the Private Placement to accredited investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement. The securities to be sold in the Private Placement have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock, the Preferred Stock or any other securities of the Company.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Private Placement, on December 21, 2017, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, establishing and designating the rights, powers and preferences of the Preferred Stock. Additional information required to be disclosed under this Item 3.03 is set forth in Item 1.01 above and is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

The information required to be disclosed under this Item 5.03 is set forth in Items 1.01 and 3.03 above and is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On December 21, 2017, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibits 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock dated December 21, 2017.

10.1	Securities Purchase Agreement dated December 21, 2017.

10.2	Stockholder Agreement dated December 21, 2017.

99.1	Press release dated December 21, 2017 issued by Identiv, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

December 21, 2017	By:	/s/ Sandra Wallach
Sandra Wallach
Chief Financial Officer